UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2024

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Leggett Road,
Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Deferred Compensation Program

On October 30, 2024, the Company’s Human Resources and Compensation Committee (the “Committee”) amended the Deferred Compensation Program (the “Program”) to eliminate Stock Options as an investment alternative for the 2025 calendar year and thereafter.

Prior to the amendment, the Program allowed eligible participants, including Karl G. Glassman, President & CEO, Benjamin M. Burns, EVP & CFO, J. Tyson Hagale, EVP, President – Bedding Products, and other named executive officers and key managers to defer up to 100% of salary, incentive awards and other cash compensation in exchange for any combination of the following:

•	Stock Units with dividend equivalents, acquired at a 20% discount to the fair market value of our common stock on the dates the compensation or dividends otherwise would have been paid.

•

At-market Stock Options with the underlying shares of common stock having an initial market value five times the amount of compensation foregone, with an exercise price equal to the closing market price of our common stock on the grant date (December 15 of the year in which the deferral election was made).

•	Cash Deferrals accruing interest at a rate established by the Committee, and until the Committee determines otherwise, to be set by the Chief Financial Officer.

Any at-market Stock Options, previously elected and granted prior to the amendment, will remain outstanding. These Options have a 10-year term and may be exercised on March 15 (for executives) following the year the compensation is earned and vested. The Options are exercisable (for non-employee directors) on December 31 of the year the compensation is earned and vested. A participant has no rights as a shareholder with respect to the shares covered by a previously granted Option until common stock has been issued. Although the Company intends to settle any Option exercise in stock, notwithstanding any other provision of the Program, the Company reserves the right, subject to the Committee’s approval, to settle the Option exercise in cash in lieu of shares of common stock, if sufficient shares are not available under the Company’s Flexible Stock Plan.

Stock Units and Cash Deferrals remain investment alternatives under the Program. Participants who elect a stock unit or cash deferral can receive distributions in a lump sum or in annual installments. Distribution payouts must begin no more than 10 years from the effective date of the deferral and all amounts subject to the deferral must be distributed within 10 years of the first installment. Although the Company intends to settle the Stock Units in shares of the Company’s common stock, it reserves the right, subject to the Committee’s approval, to distribute the balance in cash in lieu of shares of common stock if sufficient shares are not available under the Company’s Flexible Stock Plan.

The foregoing is only a summary of the amendment to the Program and is qualified in its entirety by reference to the Deferred Compensation Program, effective October 30, 2024, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1 *, **	Deferred Compensation Program, effective October 30, 2024.

10.2 **	The Company’s Flexible Stock Plan, amended and restated, effective May 8, 2024, filed March 28, 2024, as an Appendix to the Company’s Proxy Statement, is incorporated by reference.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	Denotes filed herewith.
**	Denotes management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 1, 2024	By:	/s/ JENNIFER J. DAVIS
Jennifer J. Davis
Executive Vice President –
General Counsel

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